Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
J. Marc Lewis, Vice President-Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
305-406-1886 fax	Fax: 305-406-1960
marc.lewis@mastec.com	www.mastec.com

For Immediate Release

MasTec Announces Better than Expected First Quarter 2020 Results and Updated Annual Guidance Incorporating Potential COVID-19 Pandemic Impacts

•

First Quarter 2020 Results include GAAP Net Income of $36.1 Million, Adjusted EBITDA of $118 Million, Diluted Earnings Per Share of $0.48, and Adjusted Diluted Earnings of $0.60 per Share, with all Key Metrics Exceeding Guidance Expectations

•	Record First Quarter 2020 Cash Flow from Operations of $203 Million Funded $119 Million in Share Repurchases During the Quarter, with a Sequential Decrease in Net Debt Levels

•	Strong Balance Sheet as of March 31, 2020, Comfortable Leverage Metrics and Ample Liquidity of Approximately $950 Million

•	Record Backlog as of March 31, 2020 of $8.3 Billion

•	Slightly Adjusting 2020 Annual Guidance for Diluted Earnings per Share, Adjusted EBITDA and Adjusted Diluted Earnings per Share for Potential Impacts of the COVID-19 Pandemic

Coral Gables, FL (April 30, 2020) — MasTec, Inc. (NYSE: MTZ) today announced better than expected first quarter financial results and updated its guidance for the remainder of 2020 for the potential impacts of the COVID-19 Pandemic.

First quarter 2020 revenue was $1.4 billion, and cash flow from operations was a first quarter record at $203 million, a $250 million increase over cash flow from operations during the same period last year.

First quarter GAAP net income was $36.1 million, or $0.48 per diluted share. GAAP results exceeded the Company’s previously announced diluted earnings per share expectation by $0.10. First quarter 2020 adjusted net income, a non-GAAP measure, was $44.9 million. Adjusted diluted earnings per share, a non-GAAP measure, was $0.60, exceeding the Company’s previously announced expectation by $0.12. First quarter 2020 adjusted EBITDA, also a non-GAAP measure, was $118 million, exceeding the Company’s previously announced expectation by approximately $10 million.

18-month backlog as of March 31, 2020 was a record $8.3 billion, a $367 million sequential increase when compared to fourth quarter 2019 and a $327 million increase compared to the first quarter of 2019.

Adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “I’d first like to thank the men and women of MasTec for their dedication, commitment and focus. I’m inspired by their efforts, as millions of families throughout the U.S. rely on the power, communications, entertainment and other services we help our customers provide. The safety of our people has been our primary focus and I’m proud of their resilience and creativity in making sure we provide value to our customers.”

Mr. Mas continued, “As it relates to COVID-19, we’ve assessed and continue to manage the impact across all of our segments. We are closely monitoring the impact the pandemic is having on commodity prices and, in particular how it is affecting demand. We expect continued volatility and caution as the world begins to reopen and demand recovers. In the meantime, we enjoy significant backlog and have strong visibility both for the remainder of 2020 and 2021.”

Mr. Mas concluded, “Our first quarter results exceeded our expectations, our balance sheet is strong, backlog across all of our segments is solid and we feel we are in an excellent position to not only weather this storm but to actively work with all of our customers to provide value as they evaluate their future needs.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer noted, “We had record first quarter cash flow from operations which enabled us to opportunistically repurchase approximately 5% of the outstanding shares of our common stock, while still reducing our overall net debt levels. Our balance sheet remains in excellent shape, ending the quarter with approximately $950 million in liquidity, which we define as cash and availability under our credit facility. We continue to monitor conditions during this uncertain time and will prudently manage our cash flow and liquidity.”

The Company also noted that, to date, most of its construction services have been deemed essential under state and local pandemic mitigation orders, and all of its business segments have continued to operate. While the COVID-19 pandemic had minimal impact on its first quarter operations, the Company does expect some impact for the remainder of the year. These impacts may include lost productivity from governmental permitting delays, reduced crew productivity due to social distancing and other mitigation measures, lower levels of overhead cost absorption, and/or delayed project start dates or project shutdowns that may be imposed on us, or our customers.

Because of the risk for potential impacts of the COVID-19 pandemic, the Company is revising guidance expectations for the remainder of 2020. Based on the information available today, the Company estimates 2020 annual revenue of approximately $7.3 to $7.7 billion, with 2020 annual GAAP net income and diluted earnings per share expected to approximate $289 to $326 million and $3.90 to $4.41, respectively. 2020 annual adjusted EBITDA, a non-GAAP measure, is expected to be between $775 and $825 million, and 2020 annual adjusted diluted earnings per share, a non-GAAP measure, is expected to range from $4.50 to $5.00.

For the second quarter of 2020, the Company expects revenue to be between $1.5 and $1.6 billion. Second quarter 2020 GAAP net income is expected to approximate $47 to $54 million with GAAP diluted earnings per share expected to approximate $0.64 to $0.75. Second quarter 2020 adjusted EBITDA, a non-GAAP measure, is expected to approximate from $150 to $160 million with adjusted diluted earnings per share, a non-GAAP measure, expected to approximate $0.78 to $0.89.

Finally, the Company also notes that it has updated its corporate website, www.mastec.com, to include a new Sustainability section disclosing new information on the Company’s environmental stewardship, employee health, safety, training and education, community impact, and sustainability leadership and other governance related initiatives. The Company has also dedicated board level committee oversight to Sustainability issues.

Senior Management will hold a conference call to discuss these results on Friday, May 1, 2020, at 9:00 a.m. Eastern time. The call-in number for the conference call is (323) 794-2551 or (888) 204-4368 and the replay number is (719) 457-0820, with a pass code of 3818954. The replay will run for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended March 31, 2020 and 2019:

Consolidated Statements of Operations

(unaudited—in thousands, except per share information)

	For the Three Months Ended March 31,
	2020	2019
Revenue	$1,416,604	$1,518,340
Costs of revenue, excluding depreciation and amortization	1,226,297	1,312,048
Depreciation	53,089	54,226
Amortization of intangible assets	7,391	4,805
General and administrative expenses	85,514	72,616
Interest expense, net	17,004	22,258
Equity in earnings of unconsolidated affiliates	(7,834)	(6,260)
Other (income) expense, net	(1,342)	3,507

Income before income taxes	$36,485	$55,140
Provision for income taxes	(423)	(12,033)

Net income	$36,062	$43,107

Net loss attributable to non-controlling interests	(168)	(5)

Net income attributable to MasTec, Inc.	$36,230	$43,112

Earnings per share:
Basic earnings per share	$0.48	$0.57

Basic weighted average common shares outstanding	74,738	74,991

Diluted earnings per share	$0.48	$0.57

Diluted weighted average common shares outstanding	75,413	75,578

Consolidated Balance Sheets

(unaudited—in thousands)

	March 31, 2020	December 31, 2019
Assets
Current assets	$2,079,779	$2,173,559
Property and equipment, net	937,309	905,835
Operating lease assets	210,637	229,903
Goodwill, net	1,221,147	1,221,440
Other intangible assets, net	200,788	211,528
Other long-term assets	243,888	254,741

Total assets	$4,893,548	$4,997,006

Liabilities and Equity
Current liabilities	$1,260,033	$1,219,126
Long-term debt, including finance leases	1,297,342	1,314,030
Long-term operating lease liabilities	143,441	154,553
Deferred income taxes	276,060	296,326
Other long-term liabilities	226,859	221,280
Total equity	1,689,813	1,791,691

Total liabilities and equity	$4,893,548	$4,997,006

Consolidated Statements of Cash Flows

(unaudited—in thousands)

	For the Three Months Ended March 31,
	2020	2019
Net cash provided by (used in) operating activities	$203,266	$(46,807)
Net cash used in investing activities	(58,740)	(111,203)
Net cash (used in) provided by financing activities	(145,224)	173,773
Effect of currency translation on cash	934	9

Net increase in cash and cash equivalents	236	15,772

Cash and cash equivalents—beginning of period	$71,427	$27,422

Cash and cash equivalents—end of period	$71,663	$43,194

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited—in millions, except for percentages and per share information)

	For the Three Months Ended March 31,
Segment Information	2020	2019
Revenue by Reportable Segment
Communications	$644.1	$612.8
Oil and Gas	359.1	621.3
Electrical Transmission	128.1	94.9
Power Generation and Industrial	286.3	189.4
Other	0.0	0.0
Eliminations	(1.0)	(0.1)
Corporate	—	—

Consolidated revenue	$1,416.6	$1,518.3

	For the Three Months Ended March 31,
	2020	2019
Adjusted EBITDA by Reportable Segment
EBITDA	$114.0	$136.4
Non-cash stock-based compensation expense	4.0	3.7

Adjusted EBITDA	$118.0	$140.1

Reportable Segment:
Communications	$50.8	$45.3
Oil and Gas	74.4	107.4
Electrical Transmission	8.3	3.8
Power Generation and Industrial	5.0	3.2
Other	7.4	6.2
Corporate	(27.9)	(25.8)

Adjusted EBITDA	$118.0	$140.1

	For the Three Months Ended March 31,
	2020	2019
Adjusted EBITDA Margin by Reportable Segment
EBITDA Margin	8.0%	9.0%
Non-cash stock-based compensation expense	0.3%	0.2%

Adjusted EBITDA margin	8.3%	9.2%

Reportable Segment:
Communications	7.9%	7.4%
Oil and Gas	20.7%	17.3%
Electrical Transmission	6.5%	4.0%
Power Generation and Industrial	1.7%	1.7%
Other	NM	NM
Corporate	—	—

Adjusted EBITDA margin	8.3%	9.2%

NM—Percentage is not meaningful

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited—in millions, except for percentages and per share information)

	For the Three Months Ended March 31, (a)
	2020	2019
EBITDA and Adjusted EBITDA Reconciliation
Net income	$36.1	$43.1
Interest expense, net	17.0	22.3
Provision for income taxes	0.4	12.0
Depreciation	53.1	54.2
Amortization of intangible assets	7.4	4.8

EBITDA	$114.0	$136.4

Non-cash stock-based compensation expense	4.0	3.7

Adjusted EBITDA	$118.0	$140.1

	For the Three Months Ended March 31, (a)
	2020	2019
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	2.5%	2.8%
Interest expense, net	1.2%	1.5%
Provision for income taxes	0.0%	0.8%
Depreciation	3.7%	3.6%
Amortization of intangible assets	0.5%	0.3%

EBITDA margin	8.0%	9.0%

Non-cash stock-based compensation expense	0.3%	0.2%

Adjusted EBITDA margin	8.3%	9.2%

(a)	All prior year periods have been updated to conform with the current period presentation.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited—in millions, except for percentages and per share information)

	For the Three Months Ended March 31, (b)
	2020	2019
Adjusted Net Income Reconciliation
Net income	$36.1	$43.1
Non-cash stock-based compensation expense	4.0	3.7
Amortization of intangible assets	7.4	4.8
Income tax effect of adjustments (a)	(2.7)	(4.4)

Adjusted net income	$44.9	$47.2

	For the Three Months Ended March 31, (b)
	2020	2019
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$0.48	$0.57
Non-cash stock-based compensation expense	0.05	0.05
Amortization of intangible assets	0.10	0.06
Income tax effect of adjustments (a)	(0.04)	(0.06)

Adjusted diluted earnings per share	$0.60	$0.62

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)	All prior year periods have been updated to conform with the current period presentation.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited—in millions, except for percentages and per share information)

	Guidance for the Three Months Ended June 30, 2020 Est.	For the Three Months Ended June 30, 2019 (c)
EBITDA and Adjusted EBITDA Reconciliation
Net income	$47 - 54	$120.2
Interest expense, net	17	16.6
Provision for income taxes	17 - 19	39.7
Depreciation	55	55.3
Amortization of intangible assets	9	4.7

EBITDA	$146 - 156	$236.5

Non-cash stock-based compensation expense	4	4.2

Adjusted EBITDA	$150 - 160	$240.7

	Guidance for the Three Months Ended June 30, 2020 Est.	For the Three Months Ended June 30, 2019 (c)
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	3.1 - 3.4%	6.2%
Interest expense, net	1.1 - 1.2%	0.9%
Provision for income taxes	1.1 - 1.2%	2.0%
Depreciation	3.4 - 3.7%	2.9%
Amortization of intangible assets	0.6%	0.2%

EBITDA margin	9.7%	12.2%

Non-cash stock-based compensation expense	0.3%	0.2%

Adjusted EBITDA margin	10.0%	12.4%

	Guidance for the Three Months Ended June 30, 2020 Est.	For the Three Months Ended June 30, 2019 (c)
Adjusted Net Income Reconciliation
Net income	$47 - 54	$120.2
Non-cash stock-based compensation expense	4	4.2
Amortization of intangible assets	9	4.7
Income tax effect of adjustments (a)	(3)	(2.1)
Statutory tax rate effects (b)	—	(1.4)

Adjusted net income	$57 - 65	$125.6

	Guidance for the Three Months Ended June 30, 2020 Est.	For the Three Months Ended June 30, 2019 (c)
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$0.64 - 0.75	$1.58
Non-cash stock-based compensation expense	0.06	0.06
Amortization of intangible assets	0.13	0.06
Income tax effect of adjustments (a)	(0.04)	(0.03)
Statutory tax rate effects (b)	—	(0.02)

Adjusted diluted earnings per share	$0.78 - 0.89	$1.65

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)	For the three month period ended June 30, 2019, includes the effects of changes in Canadian provincial statutory tax rates.
(c)	All prior year periods have been updated to conform with the current period presentation.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited—in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2020 Est.	For the Year Ended December 31, 2019 (a)	For the Year Ended December 31, 2018 (a)
EBITDA and Adjusted EBITDA Reconciliation
Net income	$289 - 326	$394.1	$259.2
Interest expense, net	69	77.0	82.6
Provision for income taxes	92 - 105	116.8	106.1
Depreciation	270	212.5	192.3
Amortization of intangible assets	35	23.0	20.6

EBITDA	$755 - 805	$823.4	$660.8

Non-cash stock-based compensation expense	20	16.4	13.5
Goodwill and intangible asset impairment	—	3.3	47.7
Project results from non-controlled joint venture	—	—	(1.0)

Adjusted EBITDA	$775 - 825	$843.2	$721.0

	Guidance for the Year Ended December 31, 2020 Est.	For the Year Ended December 31, 2019 (a)	For the Year Ended December 31, 2018 (a)
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	4.0 - 4.2%	5.5%	3.8%
Interest expense, net	0.9%	1.1%	1.2%
Provision for income taxes	1.3 - 1.4%	1.6%	1.5%
Depreciation	3.5 - 3.7%	3.0%	2.8%
Amortization of intangible assets	0.5%	0.3%	0.3%

EBITDA margin	10.3 - 10.4%	11.5%	9.6%

Non-cash stock-based compensation expense	0.3%	0.2%	0.2%
Goodwill and intangible asset impairment	—%	0.0%	0.7%
Project results from non-controlled joint venture	—%	—%	(0.0)%

Adjusted EBITDA margin	10.6 - 10.7%	11.7%	10.4%

(a)	All prior year periods have been updated to conform with the current period presentation.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited—in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2020 Est.	For the Year Ended December 31, 2019 (c) (d)	For the Year Ended December 31, 2018 (c)
Adjusted Net Income Reconciliation
Net income	$289 - 326	$394.1	$259.2
Non-cash stock-based compensation expense	20	16.4	13.5
Amortization of intangible assets	35	23.0	20.6
Goodwill and intangible asset impairment	—	3.3	47.7
Project results from non-controlled joint venture	—	—	(1.0)
Income tax effect of adjustments (a)	(11)	(13.2)	(10.5)
Statutory tax rate effects (b)	—	(7.8)	(12.8)

Adjusted net income	$333 - 370	$415.9	$316.7

	Guidance for the Year Ended December 31, 2020 Est.	For the Year Ended December 31, 2019 (c) (d)	For the Year Ended December 31, 2018 (c) (d)
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$3.90 - 4.41	$5.17	$3.26
Non-cash stock-based compensation expense	0.28	0.22	0.17
Amortization of intangible assets	0.47	0.30	0.26
Goodwill and intangible asset impairment	—	0.04	0.60
Project results from non-controlled joint venture	—	—	(0.01)
Income tax effect of adjustments (a)	(0.15)	(0.17)	(0.14)
Statutory tax rate effects (b)	—	(0.10)	(0.16)

Adjusted diluted earnings per share	$4.50 - 5.00	$5.46	$3.98

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)

For the year ended December 31, 2019, includes the effects of Canadian provincial statutory tax rates, as well as changes in state tax rates, and for the year ended December 31, 2018, includes the effects of the 2017 Tax Act.

(c)	All prior year periods have been updated to conform with the current period presentation.
(d)	Reflects revised estimate for tax effects as compared to earnings release filed on February 27, 2020.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility and other infrastructure, such as: wireless, wireline/fiber, and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation; heavy civil, and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news and webcasts on the Events & Presentations page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers’ industries; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential adverse effects of public health issues, such as the COVID-19 pandemic, on economic activity generally, our customers and our operations commodity price fluctuations, the availability and cost of financing, and customer consolidation in the industries we serve; activity in the oil and gas, utility and power generation industries and the impact on our customers’ expenditure levels caused by fluctuations in prices of oil, natural gas, electricity and other energy sources; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; risks related to completed or potential acquisitions, including our ability to identify suitable acquisition or strategic investment opportunities, to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write-downs of goodwill; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; any exposure resulting from system or information technology interruptions or data security breaches; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the effect of state and federal regulatory initiatives, including costs of compliance with existing and potential future safety and environmental requirements, including with respect to climate change; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; the adequacy of our insurance, legal and other reserves; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; our ability to maintain a workforce based upon current and anticipated workloads; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements; fluctuations in fuel, maintenance, materials, labor and other costs; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multi-employer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; a small number of our existing shareholders have the ability to influence major corporate decisions; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.